UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2006

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2006 (the “Effective Date”), Pharmacopeia Drug Discovery, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with Cephalon, Inc. (“Cephalon”) providing for the formation of a new drug discovery, development and commercialization alliance. The Company issued a press release announcing the alliance and the press release is attached hereto as Exhibit 99.1. Under the Agreement, Cephalon will pay the Company an up-front, non-refundable cash program access fee of $15.0 million within thirty days of the Effective Date.

As part of and during the initial phase of the alliance,  Cephalon will be responsible for identifying hit and lead compounds. The Company and Cephalon will then work collaboratively to advance the lead compounds to clinical candidates. The Company will be principally responsible for medicinal chemistry and primary biology, and Cephalon will provide further biology support as required by the Agreement.

Upon the nomination, if any, of clinical candidates by the alliance, Cephalon will be primarily responsible for their development and commercialization. The Company will retain an option to develop certain candidates from the alliance, subject to Cephalon’s agreeing to such development. For each clinical candidate, if any, advanced under the alliance, the developing company will make clinical, regulatory and sales milestone payments to the non-developing company. In addition, the company commercializing each resulting product, if any, will pay the non-commercializing company up to double-digit royalties based on the sales level achieved.

Each of the Company and Cephalon has the right to terminate the Agreement under certain specified circumstances at any time during the term of the Agreement. In addition, Cephalon has the right to terminate the Agreement in its sole discretion, upon ninety days written notice to the Company, during the initial three-year phase of the alliance, which phase may be extended by agreement of the parties. No such termination shall require the Company to refund to Cephalon any or all of the above cash program access fee.

Dr. Frank Baldino, Jr., one of the Company’s directors, currently serves as the Chairman and Chief Executive Officer of Cephalon.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number
99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: May 23, 2006